Exhibit 10.2

Dated 13th day of July 2018

PRE-IPO SHARE OPTION SCHEME

ASCENTAGE PHARMA GROUP INTERNATIONAL

i

Ascentage Pharma Group International

(Incorporated in the Cayman Islands with limited liability)

PRE-IPO SHARE OPTION SCHEME

1.	DEFINITIONS

1.1	Unless the context requires otherwise, the capitalised terms used herein shall have the following meanings:-

“Adoption Date”	means July 13, 2018, the date on which this Scheme is conditionally adopted by way of written resolutions of the Shareholders;
“Auditor”	means the auditor of the Company for the time being;
“Board”	means the board of Directors for the time being or a duly authorised committee thereof;
“Business Day”	means any day (excluding a Saturday and Sunday) on which banks are generally open for business in Hong Kong;
“Company”	refers to Ascentage Pharma Group International, an exempt company incorporated in the Cayman Islands with limited liability, the securities of which are proposed to be listed on the Stock Exchange;
“Control”	has the meaning ascribed to it in the Third Amended and Restated Memorandum and Articles of Association;
“Date of Grant”	means in respect of the Options, the Business Day on which the Board resolves to make an Offer to a Participant, and in any event no later than the Latest Practicable Date;
“Director(s)”	means the director(s) of the Company;
“Exercise Period”	means in respect of the Options, the period to be notified by the Board to each Grantee within which the Options may be exercisable provided that such period of time shall not exceed 10 years from the date of making the Offer;
“Exercise Price”	means HK$0.01 per share, being the exercise price for each Share under the Options;
“Financial Adviser”	means an independent financial adviser appointed by the Company;

“Global Offering”	means the global offering of the Shares, by way of Hong Kong public offering and international offering, to be effected by the Company in connection with its application for the listing of the Shares on the Main Board;
“Grantee”	means any Participant who accepts an Offer in accordance with the terms of this Scheme or (where the context so permits) a person entitled to any such Options in consequence of the death of the original Grantee or the legal personal representative of such person;
“Group” or “Group Company”	refers to the Company and its Subsidiaries;
“HK$”	means Hong Kong dollars, the lawful currency of Hong Kong;
“Hong Kong”	means The Hong Kong Special Administrative Region of the People’s Republic of China;
“Latest Practicable Date”	means the latest practicable date for ascertaining certain information in the prospectus of the Company;
“Liquidation Event”	has the meaning ascribed to it in the Third Amended and Restated Memorandum and Articles of Association;
“Listing Date”	means the date on which dealings in the Shares first commence on the Main Board;
“Listing Rules”	means The Rules Governing the Listing of Securities on the Stock Exchange;
“Main Board”	means the stock market operated by the Stock Exchange in parallel with the Growth Enterprise Market of the Stock Exchange;
“Offer”	means the offer for grant of Options made in accordance with paragraph 3;
“Options”	means the options to subscribe for Shares pursuant to this Scheme;
“Over-allotment Option”	means the option that may be granted by the Company to the joint global coordinators of the Global Offering to require the Company to allot and issue further Shares in addition to those initially made available under the Global Offering;

“Participants”	means any substantial shareholder, existing or incoming employees of the Group which include the directors (including executive directors, non-executive directors and independent non-executive directors) and any advisors, consultants, distributors, contractors, suppliers, agents, customers, business partners, joint venture business partners, promoters, service providers of any member of the Group who the Board considers, in its sole discretion, have contributed or will contribute to the Group;
“PRC”	means The People’s Republic of China, excluding for the purpose of this Scheme, Hong Kong, the Macau Special Administrative Region of the People’s Republic of China and Taiwan;
“Scheme”	means this pre-IPO share option scheme in its present form or as amended from time to time in accordance with the provisions hereof;
“Third Amended and Restated Memorandum and Articles of Association”	means the Third Amended and Restated Memorandum and Articles of Association of the Company approved on July 6, 2018;
“Shareholder(s)”	means holder(s) of the Shares;
“Shares”	means the ordinary shares of US$0.0001 each in the share capital of the Company, or, if there has been a sub-division, reduction, consolidation, reclassification or reconstruction of the share capital of the Company, the shares forming part of the ordinary equity share capital of the Company or such nominal amount as shall result from any such sub-division reduction, consolidation, reclassification or reconstruction;
“Stock Exchange”	means The Stock Exchange of Hong Kong Limited;
“Subsidiary”	means an entity, including but not limited to such associate(s) as set forth in the accountants’ report of the Company from time to time, which is a subsidiary for the time being of the Company within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) and “Subsidiaries” shall be construed accordingly; and
“Trade Sale”	has the meaning ascribed to it in the Third Amended and Restated Memorandum and Articles of Association.

1.2	Paragraph headings are inserted for reference only and shall be ignored in the interpretation of this Scheme.

1.3	References herein to “paragraphs” are to paragraphs of this Scheme.

1.4	Words importing the singular include the plural and vice versa, words importing a gender or the neuter include both genders and the neuter references to persons include bodies corporate or unincorporated.

1.5	References in this Scheme to any document are to that document as amended, consolidated, supplemented, novated or replaced from time to time.

1.6	References (express or implied) in this Scheme to ordinances and to statutory and regulatory provisions and the Listing Rules shall be construed as references to those ordinances or statutory and regulatory provisions and the Listing Rules as respectively amended or re-enacted or as their application is modified by other provisions (whether before or after the date hereof) from time to time and shall include any provisions of which there are re-enactments (whether with or without modification) and any orders, regulations, instruments, other subordinate legislation or practice notes under the relevant ordinance, statutory or regulatory provision or the Listing Rules.

1.7	In construing this Scheme:-

(a)	the rule known as the ejusdem generis rule shall not apply and, accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

(b)	general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2.	PURPOSE, DURATION AND ADMINISTRATION

2.1	The purpose of this Scheme is to reward Participants who have contributed or will contribute to the Group and to encourage Participants to continue to work for the Group towards enhancing the value of the Shares which will benefit the Group and the Shareholders as a whole. The basis of eligibility of any Participant to the grant of any Option shall be determined by the Board (or as the case may be, where required under the Listing Rules, the independent non-executive directors) from time to time on the basis of the Participant’s contribution or potential contribution to the development and growth of the Group.

2.2	This Scheme shall be subject to the administration of the Board whose decision as to all matters arising in relation to this Scheme or its interpretation or effect shall (save as otherwise provided herein) be final and binding on all parties. The Board shall have the right to:-

(a)	interpret and construe the provisions of this Scheme;

(b)	determine the persons (if any) who shall be offered Options under this Scheme, and the number of Shares and Exercise Price;

(c)	subject to paragraphs 6 and 9, make such adjustments to the terms of the Options granted under the Scheme to the relevant Grantee as the Board deems necessary, and shall notify the relevant Grantee of such adjustment by written notice; and

(d)	make such other decisions or determinations as it shall deem appropriate in relation to the Offers and/or the administration of the Scheme, PROVIDED THAT the same are not inconsistent with the provisions of this Scheme and the Listing Rules.

2.3	This Scheme shall take effect subject to:-

(a)	the passing of the resolution by the Shareholders to approve and adopt this Scheme and to authorise the Board to grant Options under this Scheme and to allot and issue Shares pursuant to the exercise of any Options.

A certificate of a Director that the conditions set forth in sub-paragraph (a) above has been satisfied shall be conclusive evidence of the matters certified.

2.4	If any of the conditions in paragraph 2.3 above is not satisfied on or before the date following 365 days after the Adoption Date, this Scheme shall terminate immediately, and any Options granted or agreed to be granted pursuant to this Scheme shall be of no effect and no person shall be entitled to any rights or benefits or be under any obligations under or in respect of this Scheme.

2.5	Subject to paragraphs 2.3, 2.4 and 10, no further Options shall be offered or granted under this Scheme after Listing but the provisions of this Scheme shall remain in full force and effect in all other respects. Options granted during the life of this Scheme shall continue to be exercisable in accordance with their terms of grant.

3.	GRANT OF OPTIONS

3.1	On and subject to the terms of this Scheme and the Offer letter and the Listing Rules, the Board shall be entitled at any time after the Adoption Date and prior to the Latest Practicable Date make an Offer to any Participant, as the Board may in its absolute discretion select, to take up any Options pursuant to which such Participant may, during the Exercise Period, subscribe for such number of Shares as the Board may determine at the Exercise Price. The Offer shall specify the terms on which the Options are to be granted. Such terms may at the discretion of the Board, include, among other things, (i) the minimum period for which the Options must be held before they can be exercised; (ii) a performance target that must be reached before the Options can be exercised in whole or in part; and/or (iii) any other terms, all of which may be imposed (or not imposed) either on a case-by-case basis or generally, provided that part of Options, in respect of 1,758,219 ordinary shares of the Company (“Special Options”) which may be issued, shall only be vested/exercised upon the earliest occurrence of the following events, (i) the Listing, (ii) Trade Sale, (iii) any Liquidation Event, or (iv) change of Control of the Company.

Subject to paragraph 5, 10, 11 hereof and the continued status of the employment relationship between the Group and Participants and to the extent permitted by Applicable Law, upon the Listing as mentioned in the above paragraph, such Special Options shall only be vested/exercised in accordance with the terms of this Scheme, the Offer letters and the following schedule (“Special Options Vesting Schedule”). For avoidance of doubt, the Special Options Vesting Schedule shall not apply with respect to Special Options which are vested/exercised upon the occurrence of the following events (i) Trade Sale, (ii) any Liquidation Event, or (iii) change of Control of the Company.

Earliest Vesting date/Exercise Date of the Special Options	Percentage of total Special Options Vested/Exercised on such date
1st Anniversary of the Listing Date	Approximately 25%
2nd Anniversary of the Listing Date	Approximately 25%
3rd Anniversary of the Listing Date	Approximately 25%
4th Anniversary of the Listing Date	Approximately 25%

3.2	An Offer shall be made to a Participant by letter in such form as the Board may from time to time determine requiring the Participant to undertake to hold the Options on the terms on which it is to be granted and to be bound by the provisions of this Scheme and shall remain open for acceptance by the Participant concerned for a period of 28 days from the Date of Grant, PROVIDED THAT no such Offer shall be open for acceptance after the expiry of the Scheme (subject to early termination thereof) or after the Participant for whom the Offer is made has ceased to be a Participant.

3.3	No Offer shall be made to, nor shall any Offer be capable of acceptance by, any Participant at a time when the Participant would or might be prohibited from dealing in the Shares by the Listing Rules or by any other applicable rules, regulations or law. A Grantee shall ensure that the acceptance of an Offer, the holding and exercise of his or her Options in accordance with this Scheme, the allotment and issue of Shares to him upon the exercise of his or her Options and the holding of such Shares are valid and comply with all laws, legislation and regulations including all applicable exchange control, fiscal and other laws to which he is subject. The Directors may, as a condition precedent of making an Offer and allotting and issuing Shares upon exercise of the Options, require a Participant to produce such evidence as it may reasonably required for such purpose.

3.4	An Offer is deemed to be accepted when the Company receives from the Grantee the Offer letter signed by the Grantee specifying the number of Shares in respect of which the Offer is accepted and a remittance to the Company of HK$1.00 as consideration for the grant of Options. Such remittance is not refundable in any circumstances.

3.5	The maximum number of shares that may be issued by exercise of all the options granted under this Scheme shall be 12,307,533 ordinary shares of the Company.

4.	EXERCISE OF OPTIONS

4.1	The Options shall be personal to the Grantee and shall not be assignable or transferable and that no Grantee shall in any way sell, transfer, charge, mortgage, encumber or create any interest in favour of any other person over or in relation to any Options. Any breach of the foregoing by the Grantee shall entitle the Company to cancel any outstanding Options or any part thereof granted to such Grantee to the extent not already exercised without incurring any liability on the part of the Company.

4.2	The Options may, subject to the provisions of paragraph 6 and the fulfilment of all terms and conditions set forth in the Offer, be exercised in the manner set forth in paragraph 4.3 by the Grantee (or, as the case may be, his or her legal personal representative(s)) by giving notice in writing to the Company stating that the Options are thereby exercised and the number of Shares in respect of which it is exercised. Each such notice must be accompanied by a remittance for the full amount of the Exercise Price multiplied by the number of Shares in respect of which the notice is given. Within 28 days after receipt of the notice and the remittance of the full amount of the relevant aggregate Exercise Price and, where appropriate, receipt of the Auditor's certificate or the certificate from the independent financial adviser to the Company pursuant to paragraph 6, the Company shall accordingly allot and issue the relevant number of Shares to the Grantee (or, as the case may be, his or her legal personal representative(s)) credited as fully paid and issue to the Grantee (or, as the case may be, his or her legal personal representative(s)) share certificates in respect of the Shares so allotted.

4.3	Subject to the provisions set forth in the Offer letter and any restrictions applicable under the Listing Rules, all Options are exercisable during the Exercise Period set forth in the Offer letter to each Grantee.

PROVIDED THAT:

(a)	in the event that the Grantee (being an individual) dies before exercising the Option in full, his/her legal personal representative(s) may exercise the Option up to the Grantee’s entitlement (to the extent which has become exercisable and not already exercised) within the period of 12 months following his/her death provided that where any of the events set out in paragraph 4.3(d), (e) and (f) occurs prior to his/her death or within such 12-month period following his/her death, then his/her legal personal representative(s) may so exercise the Option within the various periods respectively set out in such paragraphs instead of the period referred to in this paragraph 4.3(a) and provided further that if within a period of 3 years prior to the Grantee’s death, the Grantee had committed any of the acts as specified in paragraph 5(d) which would have entitled the Company to terminate his/her employment prior to his/her death, the Board may at any time forthwith terminate the Option of the Grantee (to the extent not already lapsed or exercised) by written notice to his/her legal personal representatives and the Option (to the extent not already exercised) shall lapse on the date of the relevant Board resolution;

(b)	in the event that the Grantee is an employee of the Group when an Offer is made to him/her and he/she subsequently ceases to be an employee of the Group for any reason other than (i) his/her death or (ii) the termination of his/her employment on one or more of the grounds specified in paragraph 5(d), the Option (to the extent not already lapsed or exercised) shall lapse on the expiry of 3 months after the date of cessation of such employment (which date will be the last actual working day on which the Grantee was physically at work with the Company or the relevant member of the Group whether salary is paid in lieu of notice or not);

(c)	in the event that the Grantee is an employee of the Group when an Offer is made to him/her and he/she subsequently ceases to be an employee by reason of a termination of his/her employment on one or more of the grounds specified in paragraph 5(d), his/her Option shall lapse automatically (to the extent not already exercised) and shall not be exercisable on or after the date of termination of his or her employment and to the extent that the Grantee has exercised the Option in whole or in part pursuant to paragraph 4.2, but Shares have not been allotted to him/her, the Grantee shall, unless the Board determines otherwise, be deemed not to have so exercised such Option and the Company shall return to the Grantee the amount of the Exercise Price for the Shares in respect of the purported exercise of such Option;

(d)	in the event of a general offer (whether by way of takeover offer or scheme of arrangement or otherwise in like manner) being made to all the Shareholders (or all such holders other than the offeror and/or any persons controlled by the offeror and/or any person acting in association or concert with the offeror) the Company shall use its best endeavours to procure that an appropriate offer is extended to all the Grantee (on comparable terms, mutatis mutandis, and assuming that they will become Shareholders by the exercise in full of the Options granted to them). Upon such offer becoming or being declared unconditional, the Grantee (or, as the case may be, his/her legal personal representative(s)) shall, notwithstanding any terms on which his/her Options were granted, be entitled to exercise the Option in full (to the extent not already lapsed or exercised) at any time within 1 month after the date on which the offer becomes or is declared unconditional;

(e)	in the event of a compromise or arrangement between the Company and the Shareholders or its creditors being proposed in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies pursuant to the Companies Law, the Company shall give notice thereof to all the Grantees on the same day as it gives notice of the meeting to the Shareholders or its creditors to consider such a compromise or arrangement and the Options (to the extent not already lapsed or exercised) shall become exercisable in whole or in part not later than 2 business days prior to the date of the general meeting directed to be convened by the court for the purposes of considering such compromise or arrangement (the “Suspension Date”), by giving notice in writing to the Company in accordance with paragraph 4.2, accompanied by a remittance for the full amount of the aggregate Exercise Price for the Shares in respect of which the notice is given whereupon the Company shall as soon as practicable and, in any event, no later than 3:00 p.m. on the business day immediately prior to the date of the proposed general meeting, allot and issue the relevant Shares to the Grantee credited as fully paid. With effect from the Suspension Date, the rights of all Grantees to exercise their respective Options shall forthwith be suspended. Upon such compromise or arrangement becoming effective, all Options shall, to the extent that they have not been exercised, lapse and determine. The Board shall endeavour to procure that the Shares issued as a result of the exercise of Options under this paragraph 4.3(e) shall for the purposes of such compromise or arrangement form part of the issued share capital of the Company on the effective date thereof and that such Shares shall in all respects be subject to such compromise or arrangement. If for any reason such compromise or arrangement is not approved by the court (whether upon the terms presented to the court or upon any other terms as may be approved by such court), the rights of Grantees to exercise their respective Options shall with effect from the date of the making of the order by the court be restored in full but only up to the extent not already exercised and shall thereupon become exercisable (but subject to the other terms of this Scheme) as if such compromise or arrangement had not been proposed by the Company and no claim shall lie against the Company or any of its officers for any loss or damage sustained by any Grantee as a result of such proposal, unless any such loss or damage shall have been caused by the act, neglect, fraud or wilful default on the part of the Company or any of its officers;

(f)	in the event a notice is given by the Company to its members to convene a general meeting for the purposes of considering, and if thought fit, approving a resolution to voluntarily wind-up the Company, the Company shall on the same date as or soon after it despatches such notice to each member of the Company give notice thereof to all Grantees and thereupon, each Grantee shall be entitled to exercise all or any of his Options (to the extent not already lapsed or exercised) at any time not later than 2 business days prior to the proposed general meeting of the Company by giving notice in writing to the Company in accordance with paragraph 4.2, accompanied by a remittance for the full amount of the aggregate Exercise Price of the Shares in respect of which the notice is given whereupon the Company shall as soon as possible and, in any event, no later than the business day immediately prior to the date of the proposed general meeting referred to above, allot the relevant Shares to the Grantee credited as fully paid.

4.4	The Shares to be allotted and issued upon the exercise of the Options shall be subject to all the provisions of the memorandum of association and articles of association of the Company for the time being in force and shall rank pari passu in all respects with the existing fully paid Shares in issue on the date on which those Shares are allotted on exercise of the Options and accordingly shall entitle the holders to participate in all dividends or other distributions paid or made after the date on which Shares are allotted other than any dividend or other distribution previously declared or recommended or resolved to be paid or made if the record date thereof shall be on or before the date on which the Shares are allotted.

5.	LAPSE OF OPTIONS

The Options shall lapse automatically and not be exercisable (to the extent not already exercised) on the earliest of:-

(a)	the expiry of the Exercise Period;

(b)	the expiry of any of the periods referred to in paragraphs 4.3(a), (b), (d) or (f);

(c)	subject to paragraph 4.3 (f), the date of the commencement of the winding-up of the Company;

(d)	in the event that the Grantee is an employee of the Group when an Offer is made to him/her and he/she subsequently ceases to be an employee of the Group on any one or more of the grounds that he/she has been guilty of serious misconduct, or has committed an act of bankruptcy or has become insolvent or has made any arrangement or composition with his/her creditors generally, or has been convicted of any criminal offence involving his/her integrity or honesty or (if so determined by the Board) on any other ground on which an employer would be entitled to terminate his/her employment at common law or pursuant to any applicable laws or under the Grantee’s service contract with the Group, the date of cessation of his/her employment with the Group. A resolution of the Board or the board of directors of the relevant member of the Group to the effect that employment of a Grantee has or has not been terminated on one or more of the grounds specified in this paragraph 5(d) shall be conclusive and binding on the Grantee;

(e)	the date on which the Board exercises the Company’s right to cancel, revoke or terminate the Option on the ground that the Grantee commits a breach of paragraph 4.1 in respect of that or any other Option; and

(f)	where the Grantee is only a substantial shareholder of any member of the Group, the date on which the Grantee ceases to be a substantial shareholder of such member of the Group; and

(g)	subject to the compromise or arrangement as referred to in paragraph 4.3(e) becoming effective, the date on which such compromise or arrangement becomes effective.

6.	REORGANISATION OF CAPITAL STRUCTURE

6.1	In the event of an alteration in the capital structure of the Company whilst any Options remain exercisable by way of capitalisation of profits or reserves, bonus issue, rights issue, open offer, subdivision or consolidation of shares, or reduction of the share capital of the Company in accordance with legal requirements and requirements of the Stock Exchange (other than capitalization issue for the purpose of Global Offering and any alteration in the capital structure of the Company as a result of an issue of Shares as consideration in a transaction to which the Company is a party), such corresponding adjustments (if any) shall be made to:-

(i)	the number or nominal amount of Shares subject to the Options so far as unexercised; or

(ii)	the Exercise Price;

as the Auditors shall certify in writing or the Financial Adviser shall confirm in writing (as the case may be) to the Board to be in their opinion fair and reasonable and in compliance with the relevant provisions of the Listing Rules (or any guideline or supplementary guidance as may be issued by the Stock Exchange from time to time) (no such certification or confirmation is required in case of adjustment made on a capitalisation issue), provided that any such alteration shall give a Grantee as near as possible the same proportion of the issued share capital of the Company as (but in any event shall not be greater than) that to which he/she/it was previously entitled and any such adjustments shall be made on the basis that the aggregate Exercise Price payable by a Grantee on the full exercise of any Option shall remain as nearly as possible the same (but shall not be greater than, except upon any consolidation of the Shares pursuant to this paragraph 6) it was before such event, but no adjustment shall be made to the effect of which would be to enable a Share to be issued at less than its nominal value.

The capacity of the Auditors or the Financial Adviser (as the case may be) in this paragraph 6 is that of experts and not of arbitrators and their certification or confirmation shall, in the absence of manifest error, be final, conclusive and binding on the Company and the Grantees. The costs of the Auditors or the Financial Adviser (as the case may be) shall be borne by the Company.

Upon any adjustment pursuant to paragraph 6.1, the Company shall notify the Grantees in writing the adjustments that have been made. If there has been any alteration in the capital structure of the Company, and if the Company has not yet informed the Grantees of any necessary adjustments to be made to their Options in accordance with the certificate of the Auditors or the confirmation of the Financial Adviser (as the case may be), the Company shall, upon receipt of a notice from a Grantee in accordance with paragraph 4.2, inform the Grantee of such alteration and shall either inform the Grantee of the adjustment to be made in accordance with the aforesaid certificate or confirmation obtained by the Company for such purpose or, if no such certificate or confirmation has yet been obtained, inform the Grantee of such fact and instruct the Auditors or the Financial Adviser as soon as practicable thereafter to issue a certificate or provide a written confirmation in that regard in accordance with paragraph 6.1.

7.	SHARE CAPITAL

7.1	The exercise of any Options shall be subject to the members of the Company in general meeting approving any necessary increase in the authorised share capital of the Company. Subject thereto the Board shall make available sufficient authorised but unissued share capital of the Company to meet subsisting requirements on the exercise of Options.

7.2	The Options do not carry any right to vote in general meeting of the Company, or any right, dividend, transfer or any other rights, including those arising on the liquidation of the Company.

8.	DISPUTES

Any dispute arising in connection with this Scheme (whether as to the number of Shares, the subject of the Options, the amount of the Exercise Price or otherwise) shall be referred to the decision of the Auditor or the independent financial adviser to the Company who shall act as experts and not as arbitrators and whose decision shall, in the absence of manifest error, be final and binding on the Company and the Grantees. The costs of the Auditor or the independent financial adviser to the Company shall be shared equally between the Company and the relevant Grantee.

9.	ALTERATION OF THIS SCHEME

Those specific provisions of this Scheme which relate to the matters set forth in Rule 17.03 of the Listing Rules cannot be altered to the advantage of Participants, and changes to the authority of the Board in relation to any alteration of the terms of this Scheme shall not be made, in either case, without the prior approval of Shareholders in general meeting. Any alterations to the terms and conditions of this Scheme which are of a material nature, or any change to the terms of Options granted, must also, to be effective, be approved by the Shareholders in general meeting, except where the alterations take effect automatically under the existing terms of this Scheme. This Scheme so altered must comply with Chapter 17 of the Listing Rules.

10.	CANCELLATION

Any cancellation of Options granted but not exercised may be effected on such terms as may be agreed with the relevant Grantee, as the Board may in its absolute discretion sees fit and in a manner that complies with all applicable legal requirements for such cancellation.

11.	TERMINATION

The Company by ordinary resolution in general meeting or the Board may at any time terminate the operation of this Scheme and in such event no further Options will be offered or granted but in all other respects the provisions of this Scheme shall remain in full force and effect in respect of options which are granted during the life of this Scheme and which remain unexpired immediately prior to the termination of the operation of this Scheme.

12.	MISCELLANEOUS

12.1	The Company shall bear the costs of establishing and administering this Scheme.

12.2	Any notice or other communication between the Company and a Grantee may be given by sending the same by prepaid post or by personal delivery to, in the case of the Company, its principal place of business in Hong Kong for the time being and, in the case of the Grantee, his or her address in Hong Kong as notified to the Company from time to time.

12.3	Any notice or other communication served by post:-

(a)	by the Company shall be deemed to have been served 24 hours after the same was put in the post; and

(b)	by the Grantee shall not be deemed to have been received until the same shall have been received by the Company.

Any notice or other communication served by either party by hand shall be deemed to be served when delivered.

12.4	A Grantee shall be responsible for obtaining any governmental or other official consent that may be required by any country or jurisdiction in order to permit the grant or exercise of his or her Options. A Grantee shall pay all tax and discharge all other liabilities to which he may become subject to as a result of the participation in this Scheme or the exercise of any Options. The Company shall not be responsible for any failure by a Grantee to obtain any such consent or for any tax or other liability to which a Grantee may become subject as a result of his or her participation in this Scheme. A Grantee shall, on demand, indemnify the Company fully against all claims and demands which may be made against the Company (whether alone or jointly with other party or parties) for or in respect of or in connection with any failure on the part of the Grantee to obtain any necessary consent referred to hereinabove or to pay tax or other liabilities referred to hereinabove and against all incidental costs and expenses which may be incurred or spent by the Company.

12.5	The Board shall have the power from time to time to make or vary regulations for the administration and operation of this Scheme, PROVIDED THAT the same are not inconsistent with the other provisions of this Scheme. The Board shall also have the power to delegate its powers to grant Options to Participants and to determine the Exercise Price, to any of the Company's directors from time to time.

12.6	This Scheme shall not form part of any contract of employment between the Company or any Subsidiary and any employee and the rights and obligations of any employee under the terms of his or her office or employment shall not be affected by his or her participation in this Scheme or any right which he may have to participate in it and this Scheme shall afford such an employee no additional rights to compensation or damages in consequence of the termination of such office or employment for any reason.

12.7	No Grantee shall enjoy any of the rights of a shareholder by virtue of the grant of Options pursuant to this Scheme, unless and until Shares are actually issued to the Grantee pursuant to exercise of such Options.

12.8	This Scheme and all Options granted hereunder shall be governed by and construed in accordance with the laws of Hong Kong.